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                           CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43483) pertaining to the Amended and Restated 1997 Employee Stock Purchase Plan of Heftel Broadcasting Corporation and the Registration Statement (Form S-8 No. 333-43495) pertaining to the Heftel Broadcasting Corporation Long-Term Incentive Plan, of our report dated July 2, 1997, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in Heftel Broadcasting Corporation's Current Report on Form 8-K dated January 6, 1998.

                                                               Ernst & Young LLP

Los Angeles, California
January 5, 1998


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